Exhibit 4.1

This Security is a global security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary (as specified pursuant to the Indenture) or a nominee thereof. This global security is exchangeable for securities registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in, or pursuant to, the Indenture and, unless and until it is exchanged in whole or in part for securities in definitive form, this global security may not be transferred except as a whole by the depositary to a nominee of the depositary, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.
Unless this security is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to Southern Company Gas Capital Corporation (the “Company”) or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOUTHERN COMPANY GAS CAPITAL CORPORATION
Series 2023A 5.75% Senior Notes due September 15, 2033
Guaranteed by
Southern Company Gas

No.	Principal Amount:
CUSIP No. 8426EP AG3	Maturity Date: September 15, 2033

Southern Company Gas Capital Corporation, a corporation organized and existing under the laws of the State of Nevada (herein called the “Company,” which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., as the nominee of The Depository Trust Company, or registered assigns, the principal sum of ____________________ Dollars and to pay interest thereon from September 14, 2023 semiannually on each Interest Payment Date of March 15 and September 15 of each year, commencing on March 15, 2024 at 5.75% per annum, until the principal hereof is paid or provided for. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as defined below), be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities for this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
Payment of the principal of and premium, if any, on this Security at Stated Maturity shall be paid by wire transfer in immediately available funds (except that payment on certificated notes shall be paid by check except in certain circumstances) upon presentation hereof at the offices of Computershare Trust Company, N.A. or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security shall be made by wire transfer in immediately available funds (except that payment on certificated notes shall be paid by check except in certain circumstances) to the Person entitled thereto as indicated in the Security Register. Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under an Indenture, dated as of February 20, 2001 (such Indenture as originally executed and delivered and as supplemented or modified, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), by and among the Company, Southern Company Gas and Computershare Trust Company, N.A. (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, all indentures supplemental thereto or Officer’s Certificates pursuant to Section 301 of such Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.
If any Interest Payment Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, as if each such payment were made on the date such payment were due and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, or Stated Maturity, as the case may be, to such Business Day.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the offices of the Trustee or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.
Prior to March 15, 2033 (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company shall give notice to DTC of any redemption it proposes to make at least 10 days, but not more than 60 days, before the redemption date. If the Company redeems only some of the Securities, it is the practice of DTC to determine by lot the amount of the Securities to be redeemed of each of its participating institutions. Notice by DTC to these participants and by participants to “street name” holders of indirect interests in the Securities shall be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions of the Securities called for redemption.

The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $2,000, and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the offices of the Trustee or such other office or agency as may be designated by the Company from time to time.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
This Security is unsecured and is unconditionally guaranteed by Southern Company Gas.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

SOUTHERN COMPANY GAS CAPITAL CORPORATION
By:
Name:
Title:
Attest:

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee
By:
Authorized Signatory

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of SOUTHERN COMPANY GAS CAPITAL CORPORATION and does hereby irrevocably constitute and appoint _________________________________________________________ Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:    ________________________________

_________________________________________________
Notice: The signature to this
assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.